THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made as of this 11th day of October, 2005, by and among MESTEK, INC., a Pennsylvania corporation having a principal place of business at 260 North Elm Street, Westfield, Massachusetts 01085 (the “Borrower”), each lender from time to time a party thereto (collectively, the “Lenders”) and BANK OF AMERICA, N.A., a national banking association having a usual place of business at 100 Federal Street, Massachusetts 02110 (the “Agent” or “Bank”).

RECITALS

Reference is made to that certain Credit Agreement dated as of October 19, 2004 between the Borrower, the Lenders, from time to time a party thereto, and the Agent, as amended by a First Amendment to Credit Agreement dated as of July 19, 2005, and as further amended by a Second Amendment to Credit Agreement dated as of July 28, 2005 (collectively, the “Credit Agreement”), pursuant to which Credit Agreement the Lenders have extended certain credit facilities to the Borrower including those evidenced by certain Notes, all dated as of October 19, 2004 made by the Borrower payable to each of the Lenders, and all as more fully described in the Credit Agreement. The Credit Agreement, the Notes and all other documents, instruments and agreements executed in connection therewith, are collectively hereinafter referred to as the “Loan Documents.” All capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree that the Credit Agreement is amended as follows:

1.             The definition of “Guarantor” in Section 1.01 is deleted in its entirety and replaced with the following:

“Guarantor” means, jointly, severally and collectively, Advanced Thermal Hydronics, Inc., Boyertown Foundry Company, Deltex Partners, Inc., Embassy Manufacturing, Inc., Engel Industries, Inc., Formtek, Inc., Met-Coil Systems, LLC, Hill Engineering, Inc., Formtek Metal Forming, Inc., Formtek Metal Processing, Inc., Iowa Rebuilders, Inc., Gentex Partners, Inc., Keyser Properties, Inc., Lexington Business Trust, Mestek Canada, Inc., Pacific/Air Balance, Inc., Westcast, Inc., Mestex Ltd., Yorktown Properties, Ltd., and any other Person that has guaranteed any of the Obligations.

2.             Schedule 2.01 (Commitments and Pro Rata Shares) is deleted in its entirety and replaced with Schedule 2.01 attached hereto.

3.             Schedule 5.13 (Subsidiaries and Other Equity Investments) is deleted in its entirety and replaced with Schedule 5.13 attached hereto.

4.             Schedule 7.03 (Existing Indebtedness) is deleted in its entirety and replaced with Schedule 7.03 attached hereto.

5.            This Amendment shall be effective and funds shall be available to the Borrower up to the Increased Amount simultaneously with closing of the Embassy Acquisition.

6.            Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations and warranties contained in the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

7.             The invalidity or unenforceability of any term or provision of this Amendment shall not affect the validity or enforceability of any other term or provision of this Amendment, or contained in the Credit Agreement or other Loan Documents.

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8.             It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair performance of the obligations of the Borrower under the Credit Agreement or other Loan Documents.

9.             This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

10.           This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Amendment by signing any one counterpart.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the foregoing Amendment has been executed as an instrument under seal as of the date first above written.

MESTEK, INC., as Borrower

By: ______________________________________

Stephen M. Shea.
Senior Vice President Finance

BANK OF AMERICA, N.A., as Administrative Agent

By: ______________________________________

BANK OF AMERICA, N.A., as Lender

By: ______________________________________

SOVEREIGN BANK, as a Lender

By: ______________________________________

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: ______________________________________

COMMITMENTS

AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share

Bank of America, N.A	$34,285,714.30	42.8571428%
KeyBank National Association	$22,857,142.85	28.5714285%
Sovereign Bank	$22,857,142.85	28.5714285%
Total	$80,000,000	100.0000000%

SUBSIDIARIES

AND OTHER EQUITY INVESTMENTS

Part (a).	Subsidiaries.

Boyertown Foundry Company

Hill Engineering, Inc.

Advanced Thermal Hydronics, Inc.

Deltex Partners, Inc.

Embassy Manufacturing, Inc.

Formtek, Inc.

Met-Coil Systems, LLC

Gentex Partners, Inc.

Mestek Canada, Inc.

Pacific/Air Balance, Inc.

Westcast, Inc.

Engle Industries, Inc.

Formtek Cleveland, Inc.

Iowa Rebuilders, Inc.

Keyser Properties, Inc.

Mestex, Ltd.

Yoder Manufacturing, Inc.

Part (b).	Other Equity Investments.

Lexington Business Trust

Yorktown Properties, Ltd.

1470604 Ontario, Inc.

Axon Electric, LLC

Formtek Machinery (Beijing) Co., Ltd.

CareCentric, Inc.

EXISTING INDEBTEDNESS

1.            Note dated April 19, 2002, by Berks County Industrial Development Authority to Fleet Capital Corporation for the benefit of Boyertown Foundry Company.

2.            $4,430,000 The Industrial Development Authority of the City of Bridgeton, Missouri, Private Activity Revenue Bonds (Formtek Metal Processing, Inc. Project) Series 2005